As filed with the Securities and Exchange Commission on March 7, 2018
Registration No. 333-217830
Registration No. 333-188863
Registration No. 333-167028
Registration No. 333-149074
Registration No. 333-117461
Registration No. 333-117460
Registration No. 333-115487
Registration No. 333-106733
Registration No. 333-106729
Registration No. 333-59200
Registration No. 333-37366
Registration No. 333-34002
Registration No. 333-16529

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-217830
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-188863
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-167028
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-149074
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-117461
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-117460
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-115487
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-106733
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-106729
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-59200
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-37366
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-34002
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-16529
UNDER THE SECURITIES ACT OF 1933
_________________________________
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0212977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Avenue. Suite 1000, Houston, Texas 77002 (Address of Principal Executive Offices and Zip Code)
______________________

Calpine Corporation 2017 Equity Incentive Plan
Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors
Calpine Corporation 2008 Director Incentive Plan
Calpine Corporation 2008 Equity Incentive Plan
1996 Stock Incentive Plan
2000 Employee Stock Purchase Plan
Calpine Corporation Retirement Savings Plan
Encal Energy Ltd. Fifth Amended and Restated Stock Option Plan
Employee Stock Purchase Plan
(Full title of the plan)
______________________
W. Thaddeus Miller, Esq.
Executive Vice President, Chief Legal Officer and Secretary
Calpine Corporation
717 Texas Avenue, Suite 1000
Houston, Texas 77002
(Name and address of agent for service)
(713) 830-2000
(Telephone number, including area code, of agent for service)
Copies of communications to:
Michael Shenberg, Esq.
Colin J. Diamond, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200
______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)
Smaller reporting company	[ ]
Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     [ ]

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments related to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by Calpine Corporation, a Delaware corporation (the “Company”), are being filed to withdraw from registration all shares of common stock (“Common Stock”) of the Company that had been registered but not issued under such Registration Statements:

•
Registration Statement on Form S-8 filed on May 10, 2017 pertaining to registration of 23,000,000 shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2017 Equity Incentive Plan, and 300,000 shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2017 Equity Compensation Plan for Non-Employee Directors (File No. 333-217830);

•
Registration Statement on Form S-8 filed on May 24, 2013, as amended by Post-Effective Amendment No.1, filed on May 10, 2017 pertaining to registration of 13,000,000 additional shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2008 Equity Incentive Plan (File No. 333-188863);

•
Registration Statement on Form S-8 filed on May 21, 2010 pertaining to registration of 400,000 additional shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2008 Director Incentive Plan, and 12,700,000 additional shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2008 Equity Incentive Plan (File No. 333-167028);

•
Registration Statement on Form S-8 filed on February 6, 2008, pertaining to registration of 167,000 shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2008 Director Incentive Plan and 14,833,000 shares of Common Stock, which were reserved for issuance under the Calpine Corporation 2008 Equity Incentive Plan (File No. 333-149074);

•
Registration Statement on Form S-8 filed on July 19, 2004, pertaining to registration of 21,000,000 additional shares of Common Stock, which were reserved for issuance under the 1996 Stock Incentive Plan (File No. 333-117461);

•
Registration Statement on Form S-8 filed on July 19, 2004, pertaining to registration of 16,000,000 additional shares of Common Stock, which were reserved for issuance under the 2000 Employee Stock Purchase Plan (File No. 333-117460);

•
Registration Statement on Form S-8 filed on May 14, 2004, pertaining to registration of 10,000,000 additional shares of Common Stock, which were reserved for issuance under the Calpine Corporation Retirement Savings Plan (File No. 333-115487);

•
Registration Statement on Form S-8 filed on July 1, 2003, pertaining to registration of 27,743,137 additional shares of Common Stock, which were reserved for issuance under the 1996 Stock Incentive Plan (File No. 333-106733);

•
Registration Statement on Form S-8 filed on July 1, 2003, pertaining to registration of 8,000,000 additional shares of Common Stock, which were reserved for issuance under the 2000 Employee Stock Purchase Plan (File No. 333-106729);

•
Registration Statement on Form S-8 filed on April 19, 2001, pertaining to registration of 879,947 shares of Common Stock, which were reserved for issuance under the Encal Energy Ltd. Fifth Amended and Restated Stock Option Plan (File No. 333-59200);

•
Registration Statement on Form S-8 filed on May 18, 2000, pertaining to registration of 1,000,000 shares of Common Stock, which were reserved for issuance under the 2000 Employee Stock Purchase Plan (File No. 333-37366);

•
Registration Statement on Form S-8 filed on April 4, 2000, as amended by Post-Effective Amendment No.1, filed on May 3, 2000 pertaining to registration of 750,000 shares of Common Stock, which were reserved for issuance under the Calpine Corporation Retirement Savings Plan (File No. 333-34002); and

•
Registration Statement on Form S-8 filed on November 21, 1996, pertaining to registration of 4,041,858 shares of Common Stock and 4,041,858 options to purchase Common Stock, which were reserved for issuance under the 1996

Stock Incentive Plan and 275,000 shares of Common Stock, which were reserved for issuance under the Employee Stock Purchase Plan (File No. 333-16529).
On August 17, 2017, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Volt Parent, LP (“Volt Parent”) and Volt Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Volt Parent, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Volt Parent. The Company and Volt Parent have agreed to close the Merger on or around March 8, 2018, subject to the satisfaction or waiver of the outstanding conditions to closing described in the Merger Agreement.

In anticipation of the closing of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offerings, the Company hereby amends the Registration Statements to remove from registration all shares of Common Stock registered under the Registration Statements that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of March, 2018.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Name: Zamir Rauf Title: Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ JOHN B. (Thad) HILL	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2018
John B. (Thad) Hill

/s/ ZAMIR RAUF	Executive Vice President and Chief Financial Officer (principal financial officer)	March 7, 2018
Zamir Rauf

/s/ JEFF KOSHKIN	Chief Accounting Officer (principal accounting officer)	March 7, 2018
Jeff Koshkin

	Director	March 7, 2018
Mary L. Brlas

/s/ FRANK CASSIDY	Chairman	March 7, 2018
Frank Cassidy

/s/ JACK A. FUSCO	Director	March 7, 2018
Jack A. Fusco

/s/ MICHAEL W. HOFMANN	Director	March 7, 2018
Michael W. Hofmann

/s/ DAVID C. MERRITT	Director	March 7, 2018
David C. Merritt

/s/ W. BENJAMIN MORELAND	Director	March 7, 2018
W. Benjamin Moreland

/s/ ROBERT MOSBACHER, JR.	Director	March 7, 2018
Robert Mosbacher, Jr.

/s/ DENISE M. O'LEARY	Director	March 7, 2018
Denise M. O’Leary